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EXHIBIT 4.1

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Certificate No    For _____________ Shares   Received Certificate No.               From whom transferred
Issued to _______________________________    For _________ Shares                   ___________________

_______________________________________      on ________________                    Date ______________

Date___________________________________      By: _______________       No. Original     No. of Original     No. of Shares
                                                                       Certificates     Shares              Transferred



                                               Certificate


                                             eNvitro.com, Inc

                                           Delaware Corporation

                         Shares of Common Stock Authorized * Par value per share

This Certifies that ___WealthHound,
Inc.______________________________________________________________________

is hereby issued
_____100,000___________________________________________________________________
fully paid and non-assesable Shares of the Capital Stock of the above named Corporation transferable only on the the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

               In Witness Whereof, this Corporation has caused this Certificate to be signed by its duly authorized officer(s) this _____ day of
               _____________________________


     ___________________________                 ______________________________
     President                                   Secretary

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